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                                  EXHIBIT 23.7




                                    Consent


     In connection with the filing of a Registration Statement on Form S-1 (the "Registration Statement") by Tweeter Home Entertainment Group, Inc. (the "Company"), the undersigned consents, on behalf of DVD Video Group, to the inclusion of the following clause (or any clause or sentence substantially similar to the following clause) in the Registration Statement, and to the filing of this consent with the Securities and Exchange Commission as an exhibit to the Registration Statement:

     "According to statistics provided by DVD Video Group, approximately 500,000 DVD players were shipped within the first year after the product's release in March 1997, and over 1,000,000 players are projected to be shipped in 1998."


                                                      For DVD Video Group

                                                      /s/ Robert Williams
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                                                      Name: Robert Williams
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                                                      Title:
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